Exhibit 99.1
Zix Corporation Hits High End of Financial Guidance as Company Announces Third Quarter 2009 Financial Results
Record revenue increased 17 percent year-over-year for the quarter, driven by strong performance in the Company’s Email Encryption business
DALLAS — October 27, 2009 — Zix Corporation (ZixCorp®), (Nasdaq: ZIXI), the leader in hosted services for email encryption and payor-sponsored e-prescribing, today announced financial results for the third quarter ended September 30, 2009. ZixCorp recorded third quarter revenues of $7.8 million and a GAAP net loss of $0.7 million for the quarter, or $0.01 loss per share, compared with revenues of $6.7 million, and a GAAP net loss of $1.5 million, or $0.02 loss per share, in the corresponding quarter in 2008. Reporting a positive result for the first time, adjusted net income (see “Use of Non-GAAP Financial Information” below and the attached “Reconciliation of GAAP to Non-GAAP Financial Measures”) was $0.8 million, or $0.01 per share, compared with an adjusted net loss of $0.8 million, or $0.01 loss per share, in the corresponding period in 2008.
“I’m very pleased to report ZixCorp’s first ever profits, on an adjusted basis, which is a measure that we use to evaluate the performance of the Company and make planning decisions,” said Rick Spurr, Chairman and Chief Executive Officer for ZixCorp. “Record overall revenues, driven by continued strength in our Email Encryption business, reflect our successful subscription model that combines the healthy addition of new sales with a track record of high renewals in our customer base. The improvement in our renewal rate and several competitive win-backs are further indications of our strength in the marketplace with our superior Software as a Service (SaaS) solution and its management of shared public encryption keys in our ZixDirectory. This robust growth in our top-line performance on a primarily fixed cost infrastructure, combined with targeted cost-cutting actions we’ve undertaken recently in our e-Prescribing business, have enabled us to achieve this significant milestone of profitability. I believe ZixCorp has transitioned to a new phase in its development as a business and should thrive as it continues to deliver improved financial results. While we are making progress in our previously-announced assessment of strategic alternatives for our e-Prescribing business, we remain committed to executing our existing contracts and providing quality services to our customers, and I’m pleased to see continued strong usage of this life-saving and cost-reducing technology by our prescribers, as evidenced by the 16 percent increase in the script volume compared with the same period in 2008.”
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

Corporate Highlights
•	Company-wide third quarter 2009 revenue of $7.8 million is up 17 percent over the comparable period in 2008, meeting the high end of previously-issued revenue guidance of $7.5 to $7.8 million
•	Cash and cash equivalents at September 30, 2009, were $12.4 million compared with $12.5 million at the end of the second quarter of 2009 and $13.2 million at December 31, 2008. Cash and cash equivalents remain below the December 31, 2008, level, primarily because of certain non-recurring cash items in the quarter and a slow-down in customer payments
•	ZixCorp welcomed the Company’s founder, successful entrepreneur David P. Cook, back to its Board of Directors
Business Highlights
Email Encryption
•	Email Encryption revenue for third quarter 2009 was $6.7 million, up 20 percent when compared with the same quarter in 2008
•	New first-year orders were $1.3 million, a 12 percent increase over the same period in 2008. Total orders for the quarter were $6.5 million, up 25 percent when compared the same period of 2008
•	ZixCorp reported a contract renewal of 91 percent for the quarter
•	Through its partnership with Dell Inc., ZixCorp began providing email encryption services to customers of Dell’s Email Management Services (EMS) with ZixCorp’s Email Encryption Service for EMS
•	ZixCorp extended one of its anchor customer relationships by renewing its exclusive contract with Humana for the seventh year and expanding the users to 36,000
•	ZixCorp increased its footprint within the financial services sector in passing the 1,100 mark for financial institutions as customers, while the overall number of members in the ZixDirectory surpassed 18 million
e-Prescribing
•	e-Prescribing revenue for third quarter 2009 was $1.2 million, up 2 percent when compared with the same quarter in 2008
•	The Company’s PocketScript business met the e-Prescribing deployment guidance of 200 to 250 for the third quarter with approximately 210 deployments
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

•	In the third quarter, which historically shows decreased volume with many physicians taking vacations over the summer months, ZixCorp processed over 2.3 million scripts, an increase of approximately 16 percent compared with the third quarter in 2008
•	ZixCorp continued its previously-announced review with Allen & Co. of strategic alternatives for its e-Prescribing business
Financial Highlights
Note: All gross profit and expenditure explanations below are based on adjusted non-GAAP amounts, the primary adjustments of which are non-cash stock-based compensation under SFAS 123R and non-recurring expense items— see “Use of Non-GAAP Financial Information” below and the “Reconciliation of GAAP to Non-GAAP Financial Measures” presented with attached financial statements.
Revenues by Product Third Quarter 2009

			3-month Variance
	3 Months Ended Sept. 30,		2009 vs. 2008
	2009	2008	$	%
Email Encryption	$6,685,000	$5,578,000	$1,107,000	20%
e-Prescribing	1,150,000	1,131,000	19,000	2%

Total revenues	$7,835,000	$6,709,000	$1,126,000	17%

Revenues: The increase in Email Encryption revenue was due to the growth inherent in our successful subscription model with steady additions to the subscriber base coupled with a high rate of renewing existing customers. The slight increase in e-Prescribing revenue was driven by an approximate $80,000 increase in transaction and renewal fees offset by a decline in deployment and other revenue relative to 2008. The Company’s order backlog (contractually bound service contracts that represent future revenue to be recognized as the services are provided) was $41.0 million on September 30, 2009.
Gross Profit: The Company recorded an adjusted gross profit of $5.8 million (74 percent of revenue) for the third quarter 2009, compared with $4.4 million or 66 percent of revenue for the same period in 2008. The adjusted gross profit contribution by business unit was $5.6 million (83 percent) from Email Encryption and $0.2 million (18 percent) from e-Prescribing. The gross profit improvement for the quarter came from strong revenue growth in Email Encryption on a largely fixed cost structure and a more beneficial mix of high-margin revenue from transactions compared with lower-margin deployment revenue, and the corresponding lower cost of sales, in the e-Prescribing business.
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

R&D and SG&A Expenditures: On an adjusted basis, the Company’s R&D expenses were $1.6 million and $1.5 million in the third quarter of 2009 and 2008, respectively. SG&A expenses on an adjusted basis were $3.4 million and $3.7 million in the third quarter of 2009 and 2008, respectively, with the decrease in 2009 driven by reduced headcount, primarily in the Company’s e-Prescribing business.
Adjusted Earnings: The Company recorded adjusted net income of $0.8 million, or $0.01 per share for the third quarter of 2009, compared with an adjusted net loss of $0.8 million or $0.01 loss per share for the comparable quarter in 2008. The increase in adjusted net income resulted from growth in revenue combined with the drop in cost of sales and operating expenses, specifically SG&A as noted above, compared with 2008. See the attached “Reconciliation of GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP line items.
Outlook: The Company forecasts revenue for the fourth quarter to be between $7.9 and $8.1 million. Our adjusted basic earnings per share is expected to be between $0.01 and $0.02.
Third Quarter Conference Call Information
The Company will hold a conference call to discuss the Company’s third quarter operating results on October 27 at 5:00 p.m. ET.
A live Webcast of the conference call will be available on the investor relations portion of ZixCorp’s Web site at http://investor.zixcorp.com. Alternatively, participants can listen to the conference call by dialing 617-213-8058 or toll-free 866-578-5801 and entering access code 34628571. An audio replay of the conference will be available until November 3, 2009, by dialing 617-801-6888 or toll-free 888-286-8010, and entering the access code 38605390, and after that date via Webcast from the Company’s Web site.
About Zix Corporation
Zix Corporation (ZixCorp®) is the leading provider of hosted email encryption and payor sponsored e-prescribing services. ZixCorp’s email encryption services provide an easy and cost-effective way to ensure customer privacy and regulatory compliance for corporate email. ZixCorp offers the simplicity of Software as a Service with the convenience of customizable encryption policies. ZixCorp operates the largest email encryption directory in the world enabling seamless and secure communication among communities of interest. ZixCorp’s directory connects over 18 million members and includes over 20 state banking regulators, over 1,100 financial institutions, over 1,000 hospitals and over 30 Blue Cross Blue Shield organizations. ZixCorp’s PocketScript® e-prescribing service reduces costs and
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

improves patient care by automating the prescription process between payers, doctors, and pharmacies. For more information, visit www.zixcorp.com.
ZixCorp Contacts:
Public Relations: Geoff Bibby (214) 370-2241, publicrelations@zixcorp.com
Investor Relations: Peter Wilensky (214) 515-7357, invest@zixcorp.com
Safe Harbor Statement for ZixCorp
The following is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Many of the foregoing statements by Mr. Spurr as well as the paragraph under Outlook are forward-looking statements, not a guarantee of future performance, and involve substantial risks and uncertainties. Actual results may differ materially from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the fact that the preliminary financial results included in this press release could be subject to change based on adjustments that are deemed appropriate by the Company during the process of finalizing its quarterly financial statements; the Company’s operating losses and its PocketScript e-Prescribing service’s use of cash resources; the Company’s ability to achieve broad market acceptance for the Company’s products and services, including the Company’s ability to enter into new or expand existing sponsorship agreements for its PocketScript e-Prescribing business and the Company’s ability to continue realizing acceptance of its Email Encryption business in its core markets of healthcare and financial and to achieve market acceptance of its Email Encryption business in other markets; the Company’s ability to maintain existing and generate other revenue opportunities, including fees for scripts written or value added services for its payor customers from its PocketScript e-Prescribing business; the Company’s ability to establish and maintain strategic and OEM relationships to gain customers and grow revenues, particularly in its Email Encryption business; the expected increase in competition in the Company’s Email Encryption and e-Prescribing businesses; the Company’s ability to successfully and timely introduce new Email Encryption and e-Prescribing products and services or related products and services and implement technological changes; and whether the Company will enter into a strategic transaction with respect to its e-Prescribing business and the effects of any such transaction on the Company and its stockholders. Further details pertaining to such risks and uncertainties may be found in the Company’s public filings with the SEC. The Company does not intend, and undertakes no obligation, to update or revise any forward-looking statement, except as required by federal securities regulations.
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

Use of Non-GAAP Financial Information
Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider when making financial decisions, non-GAAP gross profit, operating income/(loss), net income/(loss), and earnings/(loss) per share which we refer to as “adjusted gross profit,” “adjusted operating income/(loss),” “adjusted net income/(loss),” and “adjusted earnings/(loss) per share.” In calculating adjusted gross profit, adjusted operating income/(loss), adjusted net income/(loss), and adjusted earnings/(loss) per share, management excludes certain items to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in management’s review, related to the Company’s ongoing operating performance.
We present adjusted gross profit, adjusted operating income/(loss), adjusted net income/(loss), and adjusted earnings/(loss) per share because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources.
We believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating adjusted gross profit, adjusted operating income/(loss), adjusted net income/(loss), and adjusted earnings/(loss) per share also facilitates a comparison of ZixCorp’s underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income/(loss), net income/(loss), and earnings/(loss) per share, or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring.
Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP gross profit, operating income and net income. For more information, see the consolidated statements of income and the “Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

ZIX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,
	2009	December 31,
	(unaudited)	2008
ASSETS
Current assets:
Cash and cash equivalents	$12,392,000	$13,245,000
Marketable securities	25,000	—
Receivables, net	681,000	476,000
Prepaid and other current assets	1,065,000	1,145,000

Total current assets	14,163,000	14,866,000
Restricted cash	—	28,000
Property and equipment, net	2,333,000	2,236,000
Goodwill and other assets	2,437,000	2,227,000

Total assets	$18,933,000	$19,357,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$3,733,000	$2,916,000
Deferred revenue	14,505,000	14,960,000
License subscription note payable	123,000	—

Total current liabilities	18,361,000	17,876,000
Long-term liabilities:
Deferred revenue	2,681,000	2,484,000
License subscription note payable, non-current	218,000	—
Deferred rent	251,000	300,000

Total long-term liabilities	3,150,000	2,784,000

Total liabilities	21,511,000	20,660,000
Total stockholders’ deficit	(2,578,000)	(1,303,000)

Total liabilities and stockholders’ deficit	$18,933,000	$19,357,000

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$7,835,000	$6,709,000	$22,462,000	$20,866,000

Cost of revenues	2,249,000	2,383,000	7,088,000	7,505,000

Gross profit	5,586,000	4,326,000	15,374,000	13,361,000
Operating expenses:
Research and development	1,760,000	1,590,000	5,238,000	4,516,000
Selling, general and administrative	4,557,000	4,232,000	14,429,000	13,656,000

Total operating expenses	6,317,000	5,822,000	19,667,000	18,172,000

Operating loss	(731,000)	(1,496,000)	(4,293,000)	(4,811,000)

Other income, net	35,000	97,000	176,000	435,000

Loss before income taxes	(696,000)	(1,399,000)	(4,117,000)	(4,376,000)
Provision for income taxes	39,000	(110,000)	(7,000)	(187,000)

Net loss	$(657,000)	$(1,509,000)	$(4,124,000)	$(4,563,000)

Basic and diluted loss per common share	$(0.01)	$(0.02)	$(0.07)	$(0.07)

Basic and diluted weighted average common shares outstanding	63,367,037	63,072,191	63,335,508	62,893,809

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Operating activities:
Net loss	$(4,124,000)	$(4,563,000)
Non-cash items in net loss	3,489,000	3,950,000
Changes in operating assets and liabilities	318,000	2,026,000

Net cash (used in) provided by operating activities	(317,000)	1,413,000

Investing activities:
Purchases of property and equipment	(852,000)	(695,000)
Restricted cash investments and marketable securities, net	3,000	1,734,000

Net cash (used in) provided by investing activities	(849,000)	1,039,000

Financing activities:
Proceeds from exercise of stock options	13,000	164,000
Proceeds from exercise of warrants	339,000	—
Payment of promissory note	(39,000)	—

Net cash provided by financing activities	313,000	164,000

(Decrease) increase in cash and cash equivalents	(853,000)	2,616,000
Cash and cash equivalents, beginning of period	13,245,000	10,524,000

Cash and cash equivalents, end of period	$12,392,000	$13,140,000

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended September 30, 2009
		Non-Cash	Non-	Strategic
		Stock-based	Recurring	Alternative	Income	Non-GAAP
	GAAP	Compensation	Items	Review	Tax Impact	(“Adjusted”)
	Results	(A)	(B)	(C)	(D)	Net Income
Revenues	$7,835,000	$—				$7,835,000

Cost of revenues	2,249,000	(148,000)	(49,000)			2,052,000

Gross profit	5,586,000	148,000	49,000	—	—	5,783,000
Operating expenses:
Research and development	1,760,000	(130,000)	—			1,630,000
Selling, general and administrative	4,557,000	(850,000)	(186,000)	(91,000)		3,430,000

Total operating expenses	6,317,000	(980,000)	(186,000)	(91,000)	—	5,060,000

Operating income/(loss)	(731,000)	1,128,000	235,000	91,000	—	723,000

Other income, net	35,000					35,000

Income/(loss) before income taxes	(696,000)	1,128,000	235,000	91,000	—	758,000
Provision for income taxes	39,000				—	39,000

Net income/(loss)	$(657,000)	$1,128,000	$235,000	$91,000	$—	$797,000

Basic net income (loss) per common share	$(0.01)					$0.01
Basic weighted average shares outstanding	63,367,037					63,367,037

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123R, “Share-Based Payment,” currently within the scope of ASC 718-10.

During the third quarter the Company converted to a new third party stock option system which spreads ratably the expense related to stock option forfeitures over each quarter of the vesting period compared to our legacy system that deferred the forfeitures until option grants were fully vested. Although both the new and the legacy systems record the same expense over the life of fully vested stock options, the timing difference created by the two different systems required that we align the two systems upon conversion. In the third quarter our SFAS123R expense includes a non-recurring, non-cash “true-up” of $482,000 in stock-based compensation expense which was the amount of the forfeiture expense related to vesting options previously deferred in the legacy system, most of which was included in SG&A expenses.

(B)	Severance payments related to reduction in workforce

(C)	Expenses related to strategic review of the Company’s e-Prescribing business segment

(D)	The Company’s U.S. operations’ net losses for U.S. tax purposes are fully provisioned. The non-GAAP provision for income taxes represents expected cash taxes to be paid

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Nine Months Ended September 30, 2009
		Non-Cash	Non-	Strategic
		Stock-based	Recurring	Alternative	Income	Non-GAAP
	GAAP	Compensation	Items	Review	Tax Impact	(“Adjusted”)
	Results	(A)	(B)	(C)	(D)	Net Loss
Revenues	$22,462,000					$22,462,000

Cost of revenues	7,088,000	(333,000)	(91,000)			6,664,000

Gross profit	15,374,000	333,000	91,000	—	—	15,798,000
Operating expenses:
Research and development	5,238,000	(280,000)	(8,000)			4,950,000
Selling, general and administrative	14,429,000	(1,885,000)	(620,000)	(168,000)		11,756,000

Total operating expenses	19,667,000	(2,165,000)	(628,000)	(168,000)	—	16,706,000

Operating income/(loss)	(4,293,000)	2,498,000	719,000	168,000	—	(908,000)

Other income, net	176,000					176,000

Income/(loss) before income taxes	(4,117,000)	2,498,000	719,000	168,000	—	(732,000)
Provision for income taxes	(7,000)				6,000	(1,000)

Net income/(loss)	$(4,124,000)	$2,498,000	$719,000	$168,000	$6,000	$(733,000)

Basic and diluted loss per common share	$(0.07)					$(0.01)
Basic and diluted weighted average shares outstanding	63,335,508					63,335,508

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123R, “Share-Based Payment,” currently within the scope of ASC 718-10.

During the third quarter the Company converted to a new third party stock option system which spreads ratably the expense related to stock option forfeitures over each quarter of the vesting period compared to our legacy system that deferred the forfeitures until option grants were fully vested. Although both the new and the legacy systems record the same expense over the life of fully vested stock options, the timing difference created by the two different systems required that we align the two systems upon conversion. In the third quarter our SFAS123R expense includes a non-recurring, non-cash “true-up” of $482,000 in stock-based compensation expense which was the amount of the forfeiture expense related to vesting options previously deferred in the legacy system most of which was included in SG&A expenses.

(B)	Severance payments related to reduction in workforce

(C)	Expenses related to strategic review of the Company’s e-Prescribing business segment

(D)	The Company’s U.S. operations’ net losses for U.S. tax purposes are fully provisioned. The non-GAAP provision for income taxes represents expected cash taxes to be paid

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended September 30, 2008
		Non-Cash
		Stock-based	Income	Non-GAAP
	GAAP	Compensation	Tax Impact	(“Adjusted”)
	Results	(A)	(B)	Net Loss
Revenues	$6,709,000			$6,709,000

Cost of revenues	2,383,000	(80,000)		2,303,000

Gross profit	4,326,000	80,000	—	4,406,000
Operating expenses:
Research and development	1,590,000	(64,000)		1,526,000
Selling, general and administrative	4,232,000	(538,000)		3,694,000

Total operating expenses	5,822,000	(602,000)	—	5,220,000

Operating income/(loss)	(1,496,000)	682,000	—	(814,000)

Other income, net	97,000			97,000

Income/(loss) before income taxes	(1,399,000)	682,000	—	(717,000)
Provision for income taxes	(110,000)		8,000	(102,000)

Net income/(loss)	$(1,509,000)	$682,000	$8,000	$(819,000)

Basic and diluted loss per common share	$(0.02)			$(0.01)
Basic and diluted weighted average shares outstanding	63,072,191			63,072,191

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123R, “Share-Based Payment,” currently within the scope of ASC 718-10.

(B)	Actual taxes to be paid are consistent with GAAP provision for income taxes

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Nine Months Ended September 30, 2008
		Non-Cash
		Stock-based	Income	Non-GAAP
	GAAP	Compensation	Tax Impact	(“Adjusted”)
	Results	(A)	(B)	Net Loss
Revenues	$20,866,000			$20,866,000

Cost of revenues	7,505,000	(236,000)		7,269,000

Gross profit	13,361,000	236,000	—	13,597,000
Operating expenses:
Research and development	4,516,000	(195,000)		4,321,000
Selling, general and administrative	13,656,000	(1,516,000)		12,140,000

Total operating expenses	18,172,000	(1,711,000)	—	16,461,000

Operating income/(loss)	(4,811,000)	1,947,000	—	(2,864,000)

Other income, net	435,000			435,000

Income/(loss) before income taxes	(4,376,000)	1,947,000	—	(2,429,000)
Provision for income taxes	(187,000)		33,000	(154,000)

Net income/(loss)	$(4,563,000)	$1,947,000	$33,000	$(2,583,000)

Basic and diluted loss per common share	$(0.07)			$(0.04)
Basic and diluted weighted average shares outstanding	62,893,809			62,893,809

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123R, “Share-Based Payment,” currently within the scope of ASC 718-10.

(B)	Actual taxes to be paid are consistent with the GAAP provision for income taxes